                                                                  Exhibit (c)(3)

                                                                    CONFIDENTIAL


     Project Titan


     Preliminary discussion with the Special Committee of the Board of Directors


     October 10, 2000


SG Cowen                                                                  [LOGO]

--------------
Project
--------------  ================================================================
Titan
--------------
                INTRODUCTION


                The following materials were prepared solely for discussion at the meeting of the Special Committee of the Board of Directors of Titan scheduled for October 10, 2000.

                In preparing this presentation, we have, with your consent, relied upon information provided by Titan and Poseidon ("Company") and other publicly available information. We have not independently verified any of such information, and have relied on it being complete and accurate in all material respects.

                Please note that this presentation is based on the business and operations of Titan and Poseidon as represented to us as of the date hereof, and does not purport to take into consideration any information or events arising subsequent to such date. SG Cowen makes no representation or warranty that there has been no material change in the information provided or reviewed by us in connection herewith.

                The information contained herein is confidential and has been prepared exclusively for the benefit and use of the Special Committee of the Board of Directors of Titan, and may not be used for any other purpose or be discussed, reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose without our prior written consent. This presentation is not for the benefit of, and does not convey any rights or remedies to, any holder of securities of Titan or any other person.

                This presentation is subject to the assumptions, qualifications and limitations set forth herein and does not constitute a recommendation by SG Cowen to the Special Committee of the Board of Directors or shareholders of Titan.


[LOGO]
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Project
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Titan
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          TABLE OF CONTENTS

          1. EXECUTIVE SUMMARY

          2. SITUATION OVERVIEW

          3. FINANCIAL PROJECTIONS

          4. REVIEW OF ALTERNATIVES

[LOGO]

---------
Project
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Titan
---------


          EXECUTIVE SUMMARY

[LOGO]

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Project                                                        EXECUTIVE SUMMARY
--------- ======================================================================
Titan
---------

          EXECUTIVE SUMMARY

          . SG Cowen has met with Poseidon's senior management team and discussed with them the Company's current business and strategy; and reviewed its publicly filed information and financial projections provided by Poseidon's management on October 3, 2000.

          . SG Cowen believes that Poseidon's operations are substantially impaired and face high near term risk. The Company:

               . lacks effective executive leadership; it is unclear whether the present senior management team can execute a turnaround strategy

               .    has uncertain management tenure

               . has no formal business plan which articulates Poseidon's strategic direction

               . has not signed a major new customer in approximately twelve months

               . is in the process of focusing its resources on enterprise software applications; however, these products are still under development and have not been fully deployed

               . faces significant competition as numerous companies are providing e-commerce solutions

               . suffers from poor employee morale and a lack of confidence in senior management

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                                                                               2
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Project                                                        EXECUTIVE SUMMARY
--------- ======================================================================
Titan
---------

          EXECUTIVE SUMMARY

          . SG Cowen has been engaged by the Special Committee of the Board of Directors of Titan to provide financial advice with respect to Titan's current majority investment in Poseidon

          . Pursuant to its engagement, SG Cowen has evaluated four alternatives:

               .    Status Quo/Do Nothing

               .    Execute Standalone Restructuring Program

               .    Acquire/Go Private

               .    Sell to a Third Party

[LOGO]

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Project                                                        EXECUTIVE SUMMARY
--------- ======================================================================
Titan
---------

          EXECUTIVE SUMMARY


          Overview of Strategic Alternatives

                                                        Execute Standalone
                                Status Quo/Do Nothing   Restructuring Program      Acquire/Go Private           Sell to Third Party
-----------------------------------------------------------------------------------------------------------------------------------
          Description           .  Business as usual    .  Recruit crisis manager  .  Titan acquires Poseidon   .  Poseidon sold
                                                        .  Execute workforce          or Poseidon acquires         to one or more
                                                           reduction                  public float                 third parties

-----------------------------------------------------------------------------------------------------------------------------------
          Timing                .  Not applicable       .  12-18 months            .  60-90 days                .  90+ days
-----------------------------------------------------------------------------------------------------------------------------------
          Executive Management  .  No change            .  Replace Chairman and    .  Replace Chairman and CEO  .  Unknown
                                                           CEO
                                                        .  Hire CFO                .  Hire CFO
-----------------------------------------------------------------------------------------------------------------------------------
          Employee Workforce    .  Low morale           .  Reduced to              .  Reduced to less than      .  Unknown
                                .  Continued turnover      110 people                 100 people

-----------------------------------------------------------------------------------------------------------------------------------

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                                                                               4
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Project                                                        EXECUTIVE SUMMARY
--------- ======================================================================
Titan
---------

          Financial Impact      .  Slowing revenues     .  $4.1 million charges    .  $4.1 million charges      .  Unknown
                                .  Ongoing operating    .  Unclear upside
                                   losses
-----------------------------------------------------------------------------------------------------------------------------------

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                                                                               5
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Project                                                        EXECUTIVE SUMMARY
---------   ====================================================================
Titan
---------
            EXECUTIVE SUMMARY

            Overview of Strategic Alternatives
                                                         Execute Standalone
                              Status Quo/Do Nothing      Restructuring Program          Acquire/Go Private    Sell to Third Party
            ------------------------------------------------------------------------------------------------------------------------
            Content Business  . Losing $2 million per    . Transitioned to new          . Unknown             . Unknown
                                quarter                    strategy emphasizing
                                                           product content management
                                                           and order management

                                                         . Potential to sell
                                                           content business
            ------------------------------------------------------------------------------------------------------------------------
            Impact on Key     . No new significant       . Could be negatively          . Fewer transitional  . Transitional
            Customers           customers signed in        impacted                       issues with a         issues; possible
                                the last 12 months       . Could result in                Titan deal            loss of customers
                              . Poor reputation            litigation
            ------------------------------------------------------------------------------------------------------------------------

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                                                                               6
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Project                                                        EXECUTIVE SUMMARY
---------   ====================================================================
Titan
---------


            ------------------------------------------------------------------------------------------------------------------------
            Disclosure        . Not applicable        . Not applicable        . Requires highest level   . Requires extensive
            Requirements                                                        of disclosure as to        disclosure (tender offer
                                                                                fairness and terms of      or proxy materials)
                                                                                transaction
            ------------------------------------------------------------------------------------------------------------------------

[LOGO]

                                                                               7
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Project                                                        EXECUTIVE SUMMARY
---------   ====================================================================
Titan
---------

            EXECUTIVE SUMMARY


            Overview of Strategic Alternatives

                                                              Execute Standalone
                                      Status Quo/Do Nothing   Restructuring Program   Acquire/Go Private   Sell to Third Party
            ------------------------------------------------------------------------------------------------------------------------
            Ability to Execute in a   . Long shot             . Unclear               . Likely             . Low probability
            Defined Timeframe
            ------------------------------------------------------------------------------------------------------------------------
            Other                                                                                          . Requires sorting out
                                                                                                             inter-relationships
                                                                                                             (intellectual property)

                                                                                                           . Third parties are
                                                                                                             likely to inquire about
                                                                                                             Titan's views with
                                                                                                             respect to:

                                                                                                           . non-compete covenants

                                                                                                           . form of consideration
            ------------------------------------------------------------------------------------------------------------------------

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                                                                               8
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---------
Project                                                        EXECUTIVE SUMMARY
---------   ====================================================================
Titan
---------

            EXECUTIVE SUMMARY

            . Status Quo/Do Nothing is not a viable long-term alternative given the Company's "fragile" condition.

            . In our opinion, given Poseidon's tenuous situation, it is in both Titan's and Poseidon's best interests to take action as expeditiously as possible.

            . Accordingly, we believe that the Company must either pursue a major restructuring plan or be sold either to Titan or a third party.

            . A restructuring plan will necessitate replacing the Chairman and CEO significantly reducing head count and could negatively impact the customer base.

               . It is unclear whether the management team can execute a turn around.

               .  Will likely take at least twelve months to execute.

            . We believe that Titan is best positioned to execute a transaction quickest and involves the least transitional issues.

            . We believe that it is unlikely that Poseidon will attract many interested parties at acceptable valuation levels given its present state and would likely require more time to complete due to the complexities of the inter-relationships with Titan.

[LOGO]

                                                                               9
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Project                                                        EXECUTIVE SUMMARY
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Titan
---------
            EXECUTIVE SUMMARY

            . Having said that, we believe that in negotiating a deal with Titan, Poseidon will want to minimize the following:

               .  stock and asset options

               .  bust-up fees

               .  no-shop and window-shop agreements

            . In any event, we recommend that Poseidon's Special Committee try and announce a course of action to coincide with the Company's earnings release scheduled for the end of October.

               . It is imperative to demonstrate leadership and communicate with Poseidon's employees and stockholders.

[LOGO]

                                                                              10
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---------
Project                                                       SITUATION OVERVIEW
---------   ====================================================================
Titan
---------



            SITUATION OVERVIEW
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                                                                              11

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Project                                                       SITUATION OVERVIEW
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Titan
---------

           SITUATION OVERVIEW

           . SG cowen met with the following individuals of Poseidon's management team:

           Overview of Poseidon's Management Team

           Name                         Position
           -----------------------      ---------------------------------------
           Ross A. Cooley /(a)/         Chairman and Chief Executive Officer
           Christina C. Jones           President and Chief Operating Officer
           Robert Beasley /(b)/         Vice President, Sales
           Tim Dowling /(d)/            Vice President, Marketing
           Richard Friedman             Vice President and General Counsel
           Greg Hood /(d)/              General Manager, Content Services
           Satin Mirchandani /(c)/      Vice President, Business Development
           Jeff Richey /(d)/            Vice President, Engineering
           Tres Thompson /(c)/          Vice President, Finance




           (a) By phone
           (b) Acting
           (c) Indicated leaving the Company in the near term
           (d) Joined in 2000

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                                                                              12
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Project                                                      SITUATION OVERVIEW
-----------  ==================================================================
Titan
-----------

             SITUATION OVERVIEW

             . SG Cowen questioned the executives regarding:

              .   Their role in the Company's operations

              .   Perspective on the "State of the Business" and Operations

              .   Opinions on the proper growth strategy and new product

              .   Views on leadership

              .   Expected tenure with the Company

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Project                                                       SITUATION OVERVIEW
---------  =====================================================================
Titan
---------

           SITUATION OVERVIEW

           . Leadership

                . Poseidon suffers from a lack of leadership, formal planning and decisiveness.

                . The Company has operated without an experienced Chief Operating Officer (COO).

                . Although Poseidon is actively searching for a COO, it is unlikely that an individual will accept such position unless:

                   -  the Company clearly formalizes its strategic direction;
                      and

                   - the individual is given full authority to execute the Strategy

                . Most executives agree that new leadership is required and have little confidence in the Chairman or the President.

           . Management

                . Key executives have left during the past year including James Luttenbacher (Vice President, Finance), Rod Varone (Vice President, Sales), Satin Mirchandani (Vice President, Business Development), the head of consulting.

                . Most individuals expressed doubt that they will stay barring "major" changes (reflecting a very strong job market).

                . New members of the management team appear frustrated and misled.

           . Work force

                . Very low morale.

                . Experiencing high turnover across all departments.

[LOGO]
                                                                              14

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Project                                                       SITUATION OVERVIEW
----------  ====================================================================
Titan
----------

            SITUATION OVERVIEW

            .  Operations

               .  No formal operating or business plan exists.

               .  Poseidon has consistently missed schedule deployment dates.

               .  Once deployed, software not stable.

               .  Reputation for poor customer service.

               . Utilizes Titan software only in the information technology and office products verticals.

            .  Sales

               . Approximately 20 sales professionals, but can only field two to three sales teams.

               .  100% turnover in the sales force during the last year.

               . Hope to close one or two new contracts in Q4 2000 and Q1 2001 ($10 million/each).

               .  Last major contract signed in September 1999 ($6 million).

               . Even if Poseidon closes a major contract, it cannot deliver the software without significant assistance from Titan.

               . Sales force does not like to provide prospective customers with references.

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                                                                              15

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---------
Project                                                       SITUATION OVERVIEW
---------  =====================================================================
Titan
---------

           SITUATION OVERVIEW

           .  Customers

              .  No new customers were signed in Q2 and Q3.

              . Poseidon's five largest customers comprise over 60% of its revenues.

                 - Compaq will comprise 60%-80% of its projected 2001 revenues (excluding the content business).

              . The Company has experienced difficulties and delays in deploying its products (low customer satisfaction).

           .  Financial Controls/Reporting

              . Until early 2000, Poseidon did not have a budget, expense controls or an ability to report meaningful operating financial information on a timely manner. The acting Chief Financial Officer has resolved these weaknesses.

              . Company anticipates $2-$4 million burn rate per quarter in 2001.

[LOGO]
                                                                              16

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Project                                                       SITUATION OVERVIEW
---------  =====================================================================
Titan
---------

           SITUATION OVERVIEW

           .  Content Business

              .  Currently losing approximately $2  million per quarter.

              . Greg Hood believes content could be restructured to provide value added services (data cleansing, video streaming, etc.) and reach profitability in a year.

              .  Poseidon tried selling unit to CNET in June/July 2000.

                 -  Other possible suitors: CMP, VerticalNet.

              .  Anticipates incurring $4.1 million of costs to exit business.

              . Management believes content business could be worth $20-$24 million in 18 months and that it is worth half that amount today.

              . Poseidon manages Content for Compaq and selling the business could negatively impact its long-term relationship with Compaq (Poseidon could sub contract with an OEM to provide this service during its transition strategy).

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                                                                              17

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Project                                                       SITUATION OVERVIEW
---------  =====================================================================
Titan
---------

           SITUATION OVERVIEW

           .  Strategy

              . Although lacking from a formal business plan, original Strategy focused on e-commerce software, content database (catalogue) and community services.

              . Currently realigning resources to focus on enterprise software; specifically, product content management and order management, again with no formal business plan.

                 - Will focus on a core group of 8 customers including Compaq, HP and Ingram.

                 -  Could take 12 months to execute.

                 - Believes that it must exit the content and community businesses in order to achieve profitability.

                 - Anticipates reducing head count to approximately 114 people (currently 218).

              . Future growth clearly dependent on a market which has not been defined and products that have not been fully designed and deployed.

              . Poseidon faces significant competition from players with greater resources and better reputations.

              . The transition to be funded from operating cash flow ($75 million of cash on hand at the end of September 2000).

           .  Litigation

              .  No pending litigation.

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                                                                              18

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Project                                                       SITUATION OVERVIEW
-------   ======================================================================
Titan
-------

          SITUATION OVERVIEW

          .    Recent Development: Microsoft

               . During the week of October 3, 2000, a team from Poseidon, including Christina Jones, Tim Dowling and Phil Gilbert, met with Microsoft executives to discuss a possible partnership.

               . Poseidon anticipates it would offer access to its content database and enterprise software solutions via Microsoft.net and biztalk servers; Also, Poseidon expects significant upside from the opportunity to sell its product content management solution to Microsoft's e-commerce customers.

               . Poseidon anticipates delivery of a preliminary framework to Microsoft during the week of October 9, 2000.

               .  Likelihood of success is unclear.

          .    Other: Two potential assets

               .  $38 million tax NOL carryforward.

               .  eci/2/ investment.

                  -  On balance sheet for $3.2 million.

                  - Based on subsequent financing rounds, Poseidon management believes that their investment may be worth as much as $8.0 million.

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                                                                              19

-----------
  Project                                                    SITUATION OVERVIEW
-----------    =================================================================
   Titan
-----------
               HISTORICAL AND PROJECTED FINANCIAL PERFORMANCE

               . Revenue growth stalled during fiscal 2000, as the Company failed to acquire any new significant software customers.

               .  In addition, consulting revenue growth is slowing.

               .  Revenues are projected to decline in 2001.

                           Revenue Performance /(a)/


                         ($ in millions)
                              FY97A      $10.6
                              FY98A      $21.7
                              FY99A      $44.0
                              LTM        $58.1
                              FY00E      $52.1
                              FY01E      $32.9


               (a) Source: SEC Filings and Poseidon management as of October 3,
                   2000.

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                                                                              20

-----------
Project                                                       SITUATION OVERVIEW
-----------    =================================================================
Titan
-----------
               HISTORICAL AND PROJECTED FINANCIAL PERFORMANCE

               . The lack of new customers and slowdown in revenue growth will translate into lower gross profit.

               . In each fiscal year since inception, Poseidon has incurred losses from operations, except for a small operating profit in 1995. The Company expects operating losses to continue in 2001.

                               Gross Profit/(a)/

                                  [BAR CHART]

                              plot points to come


                           Operating Income/(a)(b)/

                                  [BAR CHART]

                              plot points to come


               (a) Source: SEC filings and Poseidon management as of October 3,
                   2000.
               (b) Excludes amortization of deferred stock and stock
                   compensation expense and extraordinary items.

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                                                                              21

--------------
Project                                                       SITUATION OVERVIEW
-------------- =================================================================
Titan
--------------

               SITUATION OVERVIEW

               . Poseidon's stock price reflects its financial performance.

In millions, except Current price      Poseidon Stock Performance since IPO/(a)/

Shares Outstanding /(b)/     16.51
Current Price /(c)/         $ 3.69
Market cap                  $60.89
Less: Cash                   73.23
                           -------
 Enterprise Value          ($12.35)
                           =======

               (a) As of October 6, 2000.

               (b) Includes impact of the treasury stock method. Based on 6.196 million Class A common shares, 10.317 million Class B shares,
                   1.818 million options at a weighed average exercise price of $4.04 and 2.601 million options at a weighed average exercise price of $20.62 per Poseidon management as of September 22, 2000.

               (c) As of October 6, 2000.

               (d) As of October 6, 2000, 30-day average stock price is $4.87.

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                                                                              22

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Project                                                       SITUATION OVERVIEW
-------------- =================================================================
Titan
--------------


                                   [GRAPH]

                              plot points to come


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                                                                              23

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Project                                                       SITUATION OVERVIEW
-------------- =================================================================
Titan
--------------

               HISTORICAL TRADING ANALYSIS -- LAST THREE MONTHS /(a)/

Avg. Close:     $      5.58
Avg. Volume:        192,217
Avg. $/Day:       1,085,087
Total Volume:    12,686,300
Shares O/S:      16,512,560
Float/(b)/:       5,016,790
Float Turnover:        2.53x

                       Shares Traded at Specific Prices

                                    [CHART]

               (Percent of Shares Traded)

                              plot points to come

                          Daily Closing Price Range


                  Cumulative Shares Traded at Specific Prices

                                    [CHART]

               (Percent of Shares Traded)

                              plot points to come

                           Daily Closing Price Range

               (a) Stock price data as of October 6, 2000.
               (b) Excludes 10.316620 million Class B common shares owned by
                   Titan.

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                                                                              24

-----------
Project                                                       SITUATION OVERVIEW
-----------  ===================================================================
Titan
-----------
              ANALYSIS OF SELECTED PUBLICLY TRADED COMPANIES

              . Although Poseidon achieved solid revenue growth in fiscal 1999 compared with its peer group.

              . Revenue growth stalled in 2000.


     Historical Revenue Growth -- LFY-1/LFY


           [BAR CHART]

     Poseidon       102.7%
     CNET            95.5%
     CLIC            66.4%
     QRSI            35.7%
     OMKT            28.6%
     QADI            23.7%
     LGTY            19.5%
     INSO             7.6%
     EXLN            (2.5%)
     CLRS            (8.4%)
     PVSW           (10.3%)

     Historical Revenue Growth -- LQ-1/LQ

           [BAR CHART]

     CLRS            43.9%
     CNET            17.7%
     EXLN            12.1%
     CLIC            11.4%
     OMKT             6.8%
     QRSI             3.9%
     QADI             3.2%
     LGTY             1.0%
     Poseidon         0.4%
     PVSW           (12.5%)
     INSO           (45.0%)


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                                                                              25

-----------
  Project                                                     SITUATION OVERVIEW
-----------    =================================================================
   Titan
-----------
               SELECTED PUBLIC COMPANY ANALYSIS -- TRADING ANALYSIS

------------------------------------------------------------------------------------------------------------------------------------
Selected Company Analysis -- Trading Analysis
(US$ in millions, except per share data)
------------------------------------------------------------------------------------------------------------------------------------
                                                                                           Enterprise Value as a
                                                                                          Multiple of /(c)(d)(e)/         Estimated
                                                                                  --------------------------------------
                                 Share   % of 52  % of 52                                        Revenues                  5yr EPS
                                 Price    Week      Week    Market  Enterprise    --------------------------------------
Company (FYE)                   10/6/00   High      Low     Value   Value /(a)/   LTM/(b)/  LQA   CY00E/(c)/  CY01P/(c)/ Growth/(d)/
------------------------------------------------------------------------------------------------------------------------------------
Calico Commerce Inc. (3/31)     $  3.88   5.1%    137.8%  $  135.9    $   67.2     1.65 x  1.34 x    1.25 x       NA           NA%
Clarus Corp (12/31)               21.00  14.6%    224.0%     322.2    $  119.9     3.68    2.97      2.42       0.85 x       84.3%
CNET Networks, Inc. (12/31)       23.19  29.0%    109.1%   2,017.0    $1,606.7     9.84    7.70      7.32       5.15         65.0%
eXcelon Corp. (12/31)             10.63  38.6%    320.8%     312.4    $  291.3     4.21    3.82      3.83       2.92         50.0%
EBT International, Inc. (1/31)     4.00   9.5%    130.6%      69.9        (8.7)      NM      NM        NA         NA         30.0%
Logility, Inc. (4/30)              3.25  13.8%    118.2%      43.2    $   25.6     0.83    0.92        NA         NA         27.5%
Open Market, Inc. (12/31)          3.94   6.0%    105.0%     183.4    $  156.1     1.61    1.47      1.44       1.07         44.4%
Pervasive Software Inc. (6/30)     2.13   5.7%    106.3%      37.8    $   11.6     0.22    0.30      0.27         NA         28.3%
QAD Inc. (1/31)                    2.69  14.9%    104.9%      89.9    $   79.6     0.34    1.49        NA         NA           NA%
QRS Corporation (12/31)           12.13  10.1%    101.0%     184.5    $  155.1     1.13    1.06      0.97       0.75         27.5%

                     ---------------------------------------------------------------------------------------------------------------
                        High/(e)/        38.6%    320.8%                           4.21 x  3.82 x    3.83 x     2.92 x       84.3%

                        Median/(e)/      10.1%    118.2%                           1.37    1.40      1.34       0.96         30.0

                        Mean/(e)/        13.2%    149.8%                           1.71    1.67      1.70       1.40         41.7

                        Low/(e)/          5.1%    101.0%                           0.22    0.30      0.27       0.75         27.5
                     ---------------------------------------------------------------------------------------------------------------

Poseidon (12/31)                 $ 3.69   4.9%    105.4%  $   60.9      ($12.3)      NM      NM        NM         NM         50.0%

(a) Enterprise Value defined as Market Value plus Total Debt less Cash.
(b) Last Twelve Months as of last reported fiscal quarter.
(c) Estimates are calendar year end. All estimates are SG Cowen Research where available; otherwise, First Call.
(d) Five Year Growth Rate Estimates are from First Call where available; otherwise IBES, Zacks or S&P Earnings Report.
(e) Excludes CNET Networks, Inc.

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

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Project                                                       SITUATION OVERVIEW
------------------  ============================================================
Titan
------------------
                    SELECTED PUBLIC COMPANY ANALYSIS -- OPERATING STATISTICS

--------------------------------------------------------------------------------
Selected Company Analysis -- Operating Statistics
(US$ in millions, except per share data)
--------------------------------------------------------------------------------

                                                                                                 Operating Results /(e)(f)/
                                     Revenue                                                ----------------------------------------
                                     CAGR /(a)/    Revenue Growth Rate /(b)(c)(d)/                         Revenues
                                  --------------  ---------------------------------------   ----------------------------------------
Company (FYE)                        FY-2 /LFY     FY-1 /LFY     LQ -1/LQ    Cy /Cy+1       LTM        LQA     CY 00 E     CY 01E
------------------------------------------------------------------------------------------------------------------------------------
Calico Commerce Inc. (3/31)           73.3%          66.4%        11.4%          NA         $ 40.8    $ 50.3  $  53.7         NA
Clarus Corp (12/31)                   21.1%          (8.4%)       43.9%        186.1%         32.6      40.3  $  49.5    $ 141.6
CNET Networks, Inc. (12/31)           82.7%          95.5%        17.7%         42.2%        163.3     208.8    219.5      312.1
eXcelon Corp. (12/31)                 13.4%          (2.5%)       12.1%         31.1%         69.1      76.3     76.1       99.8
EBT International, Inc. (1/31)       (11.1%)          7.6%       (45.0%)         NA           48.8      22.6       NA         NA
Logility, Inc. (4/30)                 (3.5%)         19.5%         1.0%          NA           30.8      27.7       NA         NA
Open Market, Inc. (12/31)             16.2%          28.6%         6.8%         33.9%         97.2     106.0    108.4      145.2
Pervasive Software Inc. (6/30)        19.1%         (10.3%)      (12.5%)         NA           52.1      39.4     43.4         NA
QAD Inc. (1/31)                       18.4%          23.7%         3.2%          NA          232.5      53.2       NA         NA
QRS Corporation (12/31)               31.9%          35.7%         3.9%         28.7%        137.4     146.0    159.8      205.6

                     ---------------------------------------------------------------------------------------------------------------
                         High/(h)/    73.3%          66.4%        43.9%        186.1%

                       Median/(h)/    18.4%          19.5%         3.9%         32.5%

                         Mean/(h)/    19.9%          17.8%         2.8%         69.9%

                          Low/(h)/   (11.1%)        (10.3%)      (45.0%)        28.7%
                     ---------------------------------------------------------------------------------------------------------------

Poseidon (12/31)                     103.9%         102.7%         0.4%        (36.7%)      $ 58.1    $ 61.5  $  52.1    $   32.9


                                                        Margins
                                     LMT         ------------------------                                         Book       Debt/
                                     EBIT           Gross     Operating    Cash /(g)/      STD /(g)/  LTD /(g)/  Value /(g)/  Cap.
------------------------------------------------------------------------------------------------------------------------------------
Calico Commerce Inc. (3/31)         ($25.7)          54.2%       (63.1%)     $  71.8        $  1.5    $  1.6  $  153.2       2.0%
Clarus Corp (12/31)                  (27.1)          67.0%       (83.2%)       207.3           0.0       5.0     290.7       1.7%
CNET Networks, Inc. (12/31)          (46.6)          63.8%       (28.5%)       613.9           6.4     197.3   1,127.6      15.3%
eXcelon Corp. (12/31)                 (5.5)          74.0%        (8.0%)        21.1           0.0       0.0      29.5       0.0%
EBT International, Inc. (1/31)       (19.6)          68.2%       (40.1%)        78.6           0.0       0.0      77.0       0.0%
Logility, Inc. (4/30)                 (0.3)          66.1%        (1.1%)        17.7           0.0       0.0      30.5       0.0%
Open Market, Inc. (12/31)            (14.1)          63.2%       (14.5%)        39.4           9.4       2.6      58.0      17.2%
Pervasive Software Inc. (6/30)         4.3           82.9%         8.3%         26.1           0.0       0.0      32.6       0.0%
QAD Inc. (1/31)                       (9.8)          54.2%        (4.2%)        27.2           1.2      15.7      57.4      22.8%
QRS Corporation (12/31)               16.1           46.9%        11.7%         30.6           0.0       1.2     223.3       0.5%

                     ---------------------------------------------------------------------------------------------------------------
                         High/(h)/                   82.9%        11.7%                                                     22.8%

                       Median/(h)/                   66.1%        (8.0%)                                                     0.5%

                         Mean/(h)/                   64.1%       (21.6%)                                                     4.9%

                          Low/(h)/                   46.9%       (83.2%)                                                     0.0%
                     ---------------------------------------------------------------------------------------------------------------

Poseidon (12/31)                    ($10.4)          46.0%       (17.9%)     $  73.2        $  0.0    $  0.0  $   56.6       0.0%


                     (a) Represents compound annual growth rate between latest
                         fiscal year and two years prior.
                     (b) Represents annual growth between the last reported
                         fiscal year and one fiscal year previous.
                     (c) Represents quarterly growth between the last reported
                         quarter and one quarter previous.
                     (d) Represents annual growth between current projected
                         calendar year and next projected calendar year.
                     (e) Last Twelve Months as of last reported fiscal quarter.
                     (f) Estimates are calendar year end. All estimates are SG
                         Cowen Research where available; otherwise, First Call.
                     (g) Book Value, Total Debt and Cash as of last reported
                         quarter.
                     (h) Excludes CNET Networks, Inc.

[LOGO]

--------
Project                                                    FINANCIAL PROJECTIONS
-------- =======================================================================
Titan
--------

FINANCIAL PROJECTIONS

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                                                                              28

--------
Project                                                    FINANCIAL PROJECTIONS
--------  ======================================================================
Titan
--------

          FINANCIAL PROJECTIONS -- MANAGEMENT ASSUMPTIONS/(a)/

          . Assumes that Poseidon implements a restructuring program October 31, 2000 whereby Poseidon significantly reduces its workforce and achieves profitability by focusing on select enterprise software customers.

               . Approximately 109 employees are terminated; however, Poseidon management indicated that it may eliminate additional consultants.

               .    Customer base is paired down to eight, profitable customers:

                    - Compaq

                    - CompUSA

                    - Hewlett-Packard

                    - Ingram Micro

                    - OutPurchase.com

                    - Quantum

                    - Sarcom

                    - SGI

               .    Content and Community businesses are discontinued.

          . Poseidon generates software bookings of $10.0 million per quarter, beginning Q4 2000.

          (a)  Source: Poseidon management as of October 3, 2000.

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                                                                              29

------------
Project                                                    FINANCIAL PROJECTIONS
------------    ================================================================
Titan
------------

POSEIDON OPERATING MODEL - MANAGEMENT

Poseidon Statement of Operations
($US in Millions, except per share data)

                                                                  Historical /(a)/(b)/
                                    --------------------------------------------------------------------------
Year Ending December 31,               1997          1998          1999       LTM /(d)/     Q1A          Q2A
--------------------------------------------------------------------------------------------------------------
Revenue
-------
Software & Subscriptions                $ 6.5         $12.7       $ $21.1       $26.9        $ 6.9       $ 7.2
Content & Services                        4.1           9.1          22.9        31.2          8.4         8.2
                                    ---------     ---------     ---------   ---------    ---------   ---------
  Total Revenue                         $10.6         $21.7       $ $44.0       $58.1        $15.3       $15.4

Cost of Sales
-------------
Software & Subscriptions                  1.0           3.2           5.4         5.8          1.5         1.2
Content & Services                        2.6           7.1          17.0        25.6          6.6         8.0
                                    ---------     ---------     ---------   ---------    ---------   ---------
 Total Cost of Sales                      3.6          10.3          22.4        31.4          8.1         9.2
                                    ---------     ---------     ---------   ---------    ---------   ---------
  Gross Profit                            7.0          11.4          21.6        26.7          7.2         6.1

Operating Expenses
------------------
Sales & Marketing                         4.8          12.2          17.8        16.5          4.2         3.2
General & Administrative                  1.8           3.7           6.6         8.6          2.8         2.0
Research & Development                    1.1           4.3           7.1        12.0          3.5         4.1
                                    ---------     ---------     ---------   ---------    ---------   ---------
  Total Operating Expenses                7.7          20.1          31.6        37.1         10.5         9.3

  Operating Income                       (0.7)         (8.7)        (10.0)      (10.4)        (3.3)       (3.2)

Interest & Other Income, net                -           0.2           2.6         4.2          1.2         1.2
                                    ---------     ---------     ---------   ---------    ---------   ---------
  Profit Before Taxes                    (0.7)         (8.6)         (7.4)       (6.2)        (2.1)       (1.9)

Income Taxes (Benefit)                    0.4          (0.4)         (0.3)       (0.1)           -           -
                                    ---------     ---------     ---------   ---------    ---------   ---------
  Net Income                            ($1.1)        ($8.2)        ($7.1)      ($6.1)       ($2.1)      ($1.9)
                                    =========     =========     =========   =========    =========   =========

Weighted Avg. Shrs. Out.               12.800        12.861        15.292                   16.669      16.823
Diluted EPS                            ($0.09)       ($0.64)       ($0.46)     ($0.36)      ($0.13)     ($0.12)

  Total Revenue Growth                      -         105.1%        102.7%          -            -         0.4%

Profitability Ratios:
---------------------
Gross Margin                             66.2%         52.5%         49.0%       46.0%        46.9%       39.9%
Operating Margin                           NM            NM            NM          NM           NM          NM
Net Margin                                 NM            NM            NM          NM           NM          NM

Operating Costs (% of Revenue):
-------------------------------
Sales & Marketing                        45.3%         56.0%         40.5%       28.4%        27.3%       20.8%
General & Administrative                 16.9%         17.0%         15.0%       14.8%        18.2%       13.0%
Research & Development                   10.7%         19.8%         16.1%       20.7%        23.1%       26.9%
                                     ---------     ---------     ---------  ---------    ---------   ---------
  Total Operating Expenses               72.8%         92.7%         71.7%       63.9%        68.6%       60.7%
                                                                 Projected /(b)/(c)/
                                   ------------------------------------------------------------------------------------------
Year Ending December 31,                Q3E      Q4E/(e)/      2000E        Q1E          Q2E        Q3E       Q4E      2001E
-----------------------------------------------------------------------------------------------------------------------------
Revenue
-------
Software & Subscriptions               $ 6.5        $5.4       $25.9        $5.4        $6.2       $5.7      $6.5       $23.7
Content & Services                       7.0         2.6        26.2         2.3         2.3        2.3       2.3         9.2
                                    --------   ---------   ---------   ---------   ---------  --------- ---------   ---------
  Total Revenue                        $13.4        $8.0       $52.1        $7.7        $8.5       $8.0      $8.8       $32.9

Cost of Sales
-------------
Software & Subscriptions                 1.1         0.9         4.7         0.7         0.7        0.8       0.8         3.0
Content & Services                       6.4         3.6        24.7         2.3         2.2        2.3       2.2         9.1
                                    --------   ---------   ---------   ---------   ---------  --------- ---------   ---------
 Total Cost of Sales                     7.5         4.5        29.4         3.1         3.0        3.1       3.0        12.1
                                    --------   ---------   ---------   ---------   ---------  --------- ---------   ---------
  Gross Profit                           5.9         3.5        22.7         4.6         5.6        4.9       5.8        20.8

Operating Expenses
------------------
Sales & Marketing                        2.2         1.8        11.4         1.9         1.9        2.1       2.3         8.2
General & Administrative                 1.9         1.4         8.1         1.1         1.0        0.9       1.0         4.0
Research & Development                   3.7         3.5        14.9         3.1         3.1        3.3       3.3        12.7
                                    --------   ---------   ---------   ---------   ---------  --------- ---------   ---------
  Total Operating Expenses               7.7         6.8        34.4         6.1         6.0        6.3       6.6        25.0

  Operating Income                      (1.8)       (3.3)      (11.7)       (1.5)       (0.4)      (1.4)     (0.8)       (4.2)

Interest & Other Income, net             1.1         1.1         4.6         1.0         1.0        1.0       1.0         4.0
                                    --------   ---------   ---------   ---------   ---------  --------- ---------   ---------
  Profit Before Taxes                   (0.7)       (2.2)       (7.1)       (0.5)        0.6       (0.4)      0.2        (0.1)

Income Taxes (Benefit)                     -           -           -           -           -          -         -           -
                                    --------   ---------   ---------   ---------   ---------  --------- ---------   ---------
  Net Income                           ($0.7)      ($2.2)      ($7.1)      ($0.5)       $0.6      ($0.4)     $0.2       ($0.1)
                                    ==========  =========   =========   =========   =========  ========= =========   =========

Weighted Avg. Shrs. Out.              16.923      17.025      16.860      17.127      17.230     17.488    17.750      17.399
Diluted EPS                           ($0.04)     ($0.13)     ($0.42)     ($0.03)     $ 0.03     ($0.03)    $0.01      ($0.01)

  Total Revenue Growth                 (12.6%)     (40.8%)      18.3%       (3.5%)      10.8%      (6.5%)    10.5%      (36.7%)

Profitability Ratios:
--------------------
Gross Margin                            43.9%       43.5%       43.5%       60.0%       65.3%      61.1%     65.8%       63.2%
Operating Margin                          NM          NM          NM          NM          NM         NM        NM          NM
Net Margin                                NM          NM          NM          NM         6.8%        NM       1.8%         NM

Operating Costs (% of Revenue):
------------------------------
Sales & Marketing                       16.2%       23.0%       21.9%       24.6%       22.7%      26.4%     26.4%       25.0%
General & Administrative                14.1%       18.0%       15.6%       14.1%       11.4%      11.7%     11.4%       12.1%
Research & Development                  27.3%       44.4%       28.6%       40.2%       36.1%      41.1%     37.5%       38.6%
                                    --------   ---------   ---------   ---------   ---------  --------- ---------   ---------
  Total Operating Expenses              57.6%       85.3%       66.0%       78.9%       70.2%      79.2%     75.3%       75.8%

(a) Source: SEC filings.
(b) Excludes amortization of deferred stock compensation expense.
(c) Source: Poseidon management as of October 3, 2000.
(d) Represents results for the last twelve months ended June 30, 2000.
(e) Excludes $4.2 million restructuring charge.

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                                                                              30

----------
Project                                                    FINANCIAL PROJECTIONS
----------  ====================================================================
Titan
----------
            POSEIDON -- ANALYSIS OF PROJECTED RESULTS

                   Overview of Projected Revenue

                            [BAR CHART]

                            (US$ in millions)
                     FY 2000E              FY 2001E

                      $ 52.1                 $ 32.9
                      $ 55.2                 $ 58.7


                   Overview of Projected Gross Profit

                            [BAR CHART]

                            (US$ in millions)
                     FY 2000E              FY 2001E
                      $ 22.7                $ 20.8
                      $ 24.4                $ 30.2

                .   Poseidon /(a)/        .    Wall Street /(b)/


                Overview of Projected Operating Income

                            [BAR CHART]

                             (US$ in millions)
                     FY 2000E              FY 2001E
                      ($11.7)                ($4.2)
                      ($12.5)               ($10.6)


                  Overview of Projected Net Income

                            [BAR CHART]

                           (US$ in millions)
                     FY 2000E              FY 2001E
                      ($7.1)                 ($0.1)
                      ($8.1)                 ($7.6)

                .   Poseidon /(a)/        .    Wall Street /(b)/

(a) Source: Poseidon Management as of October 3, 2000.
(b) Source: Southwest Securities equity research as of July 27, 2000.
(c) Excludes amortization of deferred stock and stock compensation expense and extraordinary items.

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                                                                              31

--------
Project                                                   REVIEW OF ALTERNATIVES
--------  ======================================================================
Titan
--------





          REVIEW OF ALTERNATIVES

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                                                                              32

----------
Project                                                   REVIEW OF ALTERNATIVES
----------  ====================================================================
Titan
----------
              REVIEW OF ALTERNATIVES

------------------------
                          . Business as usual

      STATUS QUO/         . Executive management team remains in place
       DO NOTHING

------------------------
------------------------
                          . Recruit experienced CEO with significant industry
                            relationships

                          . Immediately retain crisis manager as COO

   EXECUTE STANDALONE     . Execute workforce reduction
 RESTRUCTURING PROGRAM
                          . Carefully transition to strategy emphasizing
                            product content management and order management

------------------------
                          . Potentially sell content business and other assets
                            (eci/2/)

------------------------
                          . Titan acquires Poseidon

                          . Alternatively, Poseidon acquires remaining public
                            float (Go Private)
        ACQUIRE/
       GO PRIVATE         . Titan controls Poseidon's repositioning strategy and
                            attempts to reestablish credibility with customers and marketplace
------------------------

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                                                                              33

----------
Project                                                   REVIEW OF ALTERNATIVES
----------     =================================================================
Titan
----------

--------------------
                          . Poseidon sold to a third party
        SELL TO
      THIRD PARTY         . Requires sorting out inter-relationships with Titan
                            (intellectual property)
--------------------
                          . Third parties may inquire as to Titan's views on
                            non-competes and form of consideration

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                                                                              34

--------
Project                                                   REVIEW OF ALTERNATIVES
--------  ======================================================================
Titan
--------

          STATUS QUO/DO NOTHING

          Advantages                                  Issues
          -------------------------------------      ---------------------------------------------------------------
          .  None noted                              .  Historical lack of effective executive leadership

                                                     .  Uncertain management tenure

                                                     .  No formal business plan in place

                                                     .  No new customers in past year

                                                     .  Poor reputation for customer service

                                                     .  New products are not fully completed

                                                     .  Poor employee morale

                                                     .  High turnover among workforce

                                                     .  Content business losing approximately
                                                        $2 million per quarter

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                                                                              35

--------
Project                                                   REVIEW OF ALTERNATIVES
--------  ======================================================================
Titan
--------


          EXECUTE STANDALONE RESTRUCTURING PROGRAM


          Advantages                                                Issues
          ----------------------------------------------            ------------------------------------------------------
          .  "Save face" for current management                      .  Will take time (12-18 months) to implement new strategy

                                                                     .  Unclear whether present management team can execute turn around

                                                                     .  Uncertain management tenure

                                                                     .  Strategy calls for a core group of eight customers

                                                                     .  Poor reputation within industry

                                                                     .  New products are not fully completed and tested

                                                                     .  Poor morale
          If sell content...

          ----------------------------------------------            ------------------------------------------------------

          .  Increase focus                                          .  Not many buyers

          .  Obtain more cash                                        .  May have to retain content employees during sales period

          .  Shut down unprofitable business                         .  May adversely impact relationship with key customer (Compaq)

                                                                     .  Still does not solve most operating and business risk issues

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                                                                              36

--------
Project                                                   REVIEW OF ALTERNATIVES
--------  ======================================================================
Titan
--------

          ACQUIRE/GO PRIVATE


          Advantages                                                  Issues
          ------------------------------------------------            ------------------------------------------------------------
          .  Establishes a reasonably defined timeframe                .  Last offering at $53.31 per share

          .  Can be initiated after or concurrent with a               .  Poseidon board may not sell for value offered by Titan
             sale process

          .  Serves as a back stop to retain employees                 .  Poseidon may wish to perform a market test/sale process

                                                                       .  Rule 13e-3 of the 1934 Act requires an issuer and its
                                                                          affiliates to disclose extensive information about the
                                                                          fairness and terms of the transaction. The information
                                                                          must be included in a Schedule 13e-3 which is generally
                                                                          filed simultaneously with the filing of the required
                                                                          tender offer or proxy materials

                                                                       .  Titan involves the least transitional issues for
                                                                          Poseidon's customers

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                                                                              37

--------
Project                                                   REVIEW OF ALTERNATIVES
--------  ======================================================================
Titan
--------

          SELL TO THIRD PARTY


          Advantages                                                            Issues
          ------------------------------------------------------                ----------------------------------------------------
          .  Potentially puts business in hands of a different                   . Limited universe of interested parties
             management team

          .  Serves as market test for a Titan acquisition                       . Interest likely to be luke warm at best

                                                                                 . Will likely take longer to complete (3 months
                                                                                   auction process) which increases business risk

                                                                                 . Limited receptiveness given narrow vertical
                                                                                   allowed in current Titan contracts

                                                                                 . Entire business may not fit with all buyers/ may
                                                                                   need sell to different parties making process
                                                                                   more complicated

                                                                                 . Requires formally sorting out Poseidon/Titan
                                                                                   inter-relationships (intellectual property)

                                                                                 . Third parties may inquire as to Titan's views as
                                                                                   to non-compete covenants and form of
                                                                                   consideration

                                                                                 . Impact on consumer base is unknown

[LOGO]

                                                                    CONFIDENTIAL




          Project Titan


          Presentation to the Board of Directors of Titan


          October 24, 2000

SG Cowen                                                                  [LOGO]

--------------
Project
-------------- =================================================================
Titan
--------------

               INTRODUCTION

               This presentation and the information contained herein is confidential and has been prepared at the request of the Special Committee of the Board of Directors of Titan (the "Company" or "Titan") exclusively for the Board of Directors of Titan, and does not convey any rights or remedies to any other person or group.

               The information contained herein is solely for the internal use of such Board of Directors and may not be used for any other purpose or reproduced, disseminated, quoted, or referred to at any time, in any manner or for any purpose without our prior written consent.

               This presentation does not represent a fairness opinion, recommendation, valuation or opinion of any kind. Any opinion, recommendation or valuation will be subject to certain limitations and assumptions, further due diligence and approval of our internal committee. In preparing this presentation, we have with your consent, assumed and relied, without independent investigation, upon the accuracy and completeness of all financial and other information provided to us by the management of the Company or Poseidon or which is publicly available.

[LOGO]

--------------
Project
-------------- =================================================================
Titan
--------------

               TABLE OF CONTENTS


               1.  TRANSACTION OVERVIEW

               2.  POSEIDON OVERVIEW


               APPENDIX

                   A.  POSEIDON OPERATING MODELS

[LOGO]

--------------
Project
-------------- =================================================================
Titan
--------------

               TRANSACTION OVERVIEW

[LOGO]

--------------
Project                                                     TRANSACTION OVERVIEW
-------------- =================================================================
Titan
--------------

               TRANSACTION OVERVIEW

Structure      .  Proposed acquisition of Poseidon Class A shares of common stock pursuant to a Tender Offer for all outstanding Poseidon
                  Class A shares

                  . If Titan owns at least 90% of Poseidon Class A shares of common stock upon completion of the Tender Offer and continues to hold at least 90% of Poseidon Class B shares of common stock, the Tender Offer will be followed by a short-form merger

                  . If, following the purchase of Poseidon Class A shares pursuant to the Tender Offer, Titan owns less than 90% of Poseidon's Class A shares outstanding, Titan agrees to convert such number of Class B shares into Class A shares to the extent that, after giving effect to such conversion, Titan would own in the aggregate the number of Class A shares necessary to effect a short-form merger

                  . If a short-form merger is not possible, the Merger will be consummated through shareholder approval (Titan has agreed to provide its approval)

                  . Titan shall contribute all shares of Poseidon common stock and all shares of Poseidon Class B common stock to Merger Sub in order to effect the Merger

                  .  Purchase accounting treatment for Titan

Consideration  .  Titan will offer $6.375 per share in cash for 100% of Poseidon
                  Class A shares of common stock

Value          .  Based on Poseidon's fully-diluted shares outstanding, the transaction equity value is approximately $111.9 million/(a)/ and the transaction enterprise value is approximately $34.0 million/(b)/


               (a) Includes impacts of the treasury stock method assuming an offer price of $6.375 per share. Based on 6.196 million Class A common shares and 10.317 million Class B common shares per Poseidon management as of September 22, 2000. Based on 1.818 million options at a weighted average exercise price of $4.04, 2.601 million options at a weighted average exercise price of $20.63 and 0.515 million options at a weighted average exercise price of $4.99 per Poseidon management as of October 20, 2000.
               (b) Source: Poseidon management as of October 12, 2000. Net of cash and cash equivalents as of September 30, 2000 of approximately $78.0 million. Excludes intercompany payable of approximately $5.3 million as of September 30, 2000.

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                                                                               2

--------------
Project                                                     TRANSACTION OVERVIEW
-------------- =================================================================
Titan
--------------

               TRANSACTION SUMMARY

               . Poseidon shall promptly give Titan verbal notice of all the relevant details of any inquiry or proposal relating to the disposition of Poseidon's business or assets, the acquisition or disposition of any securities of Poseidon, the merger of Poseidon with any company other than Titan or any similar transaction

               .  Merger shall be terminated by:

                  .  Mutual written consent of both parties

                  .  By either party if:

                     - Titan has not purchased any of Poseidon's outstanding Class A common shares pursuant to the Tender Offer on or before January 30, 2001

                     - Any governmental entity prohibits the consummation of the Transaction

                  .  By Titan if:

                     - The Special Committee or the Board of Directors of Poseidon withdraws or modifies in a manner adverse to Titan its approval or recommendation of the Tender Offer or the Merger

                  .  By Poseidon (acting through the Special Committee) if:

                     - Titan fails to commence the Tender Offer within nine business days of the date of the Agreement and Plan of Merger (the "Agreement")

                     - Titan terminates the Tender Offer or permits the Tender Offer to expire without purchasing Poseidon's outstanding Class A common shares

                     - Prior to the purchase of any of Poseidon's outstanding Class A common shares, Titan materially breaches any covenant, representation, warranty and such breach delays or impairs performance of the Tender Offer or the Merger by Titan

                     - In exercising its business judgment after consulting its independent legal and financial advisors, the Poseidon Board of Directors, agreed to by its Special Committee, determines that a competing offer is superior to Titan's offer

[LOGO]

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Project                                                     TRANSACTION OVERVIEW
-------------- =================================================================
Titan
--------------

               TRANSACTION SUMMARY

               .  A $1.25 million termination fee payable

                  . By Poseidon to Titan if Poseidon terminates the Agreement pursuant to a superior offer

               . Tender Offer is conditioned upon and may be terminated on or after October 24, 2000, and prior to the time of payment for any tendered Poseidon Class A common shares if any of the following occurs, among others:

                  .  Any governmental entity

                     -  Prohibits the Tender Offer or the Merger

                     - Limits the ownership or operation by Poseidon, Titan or any of their subsidiaries of all or any material portion of the business or assets of Poseidon

                     - Imposes limitations on Titan's ability to exercise full rights of ownership of any shares acquired by Titan pursuant to the Tender Offer

                     - Compels Poseidon, Titan or any of Titan's subsidiaries to dispose or hold separate all or a material portion of the business or assets of Poseidon

                  .  Poseidon breaches its representations and warranties

                  . Poseidon fails to perform its obligations or comply with its covenants and agreements

                  . Based upon the recommendation of the Special Committee of Poseidon, Poseidon's Board of Directors withdraws or modifies, in a manner adverse to Titan, its approval of the Tender Offer, Merger or Agreement

                  .  Titan and Poseidon agree to terminate the Tender Offer

                  . If, in the reasonable and good faith judgment of Titan, it is inadvisable to proceed with the Tender Offer, the Agreement is terminated

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                                                                               4

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Project                                                     TRANSACTION OVERVIEW
-------------- =================================================================
Titan
--------------

               TRANSACTION SUMMARY

               .  Fees and Expenses

                  . All fees and expenses incurred in connection with this Agreement and the consummation of the Transaction shall be paid by the party incurring such expenses whether or not the Tender Offer or the Merger shall be consummated

               .  Proposed Merger conditional upon, among other things:

                  . Agreement and Merger shall have been approved and adopted by the requisite vote of stockholders, if required to consummate the Merger

                  .  No government prohibitions

                  . Titan shall have purchased Poseidon Class A common shares pursuant to the Tender Offer

               .  Other significant contractual terms, among others

                  . Titan has the funds necessary for the completion of the Tender Offer and Merger, without the need to use any of Poseidon's cash or cash equivalents

                  . If Titan borrows any funds to finance the Tender Offer or Merger, none of such borrowings will be incurred by, or secured, directly or indirectly, by the assets of Poseidon
[LOGO]

                                                                               5
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PROJECT                                                     TRANSACTION OVERVIEW
----------  ====================================================================
Titan
----------

            TRANSACTION SUMMARY

            Implied Multiples of Proposed Transaction
            (US$ in millions, except per share data)

                                                                          10/23/00
                                                                       Closing Price/(a)/
            Assumed Poseidon Offer Price per share                         $  3.28       $    5.00     $  5.50   $  6.00   $  6.38
            ----------------------------------------------------------------------------------------------------------------------
            Premium to Market Price as of October 23, 2000                     0.0%           52.4%       67.6%     82.9%     94.3%
            Options-Adjusted Shares Outstanding/(b)/                        16.640          17.122      17.306    17.460    17.560
            Implied Value of Equity                                        $  54.6       $    85.6     $  95.2   $ 104.8   $ 111.9
             Plus: Total Debt as of Sept. 30, 2000/(c)/                        0.0             0.0         0.0       0.0       0.0
             Less: Cash and Cash Equivalents as of Sept. 30, 2000/(c)/        78.0            78.0        78.0      78.0      78.0
                                                                          --------      ----------    --------  --------  --------
            Total Enterprise Value                                         $ (23.4)      $     7.6     $  17.2   $  26.8   $  34.0
                                                                          ========      ==========    ========  ========  ========
            Total Enterprise Value as a Multiple of
                                                                Statistic
                                                              -------------
            Revenue                             LTM/(d)/          $58.5        NM             0.13 x      0.29 x    0.46 x    0.58 x
                                                CY2000E/(e)/       51.7        NM             0.15        0.33      0.52      0.66
                                                CY2001E/(e)/       28.3        NM             0.27        0.61      0.95      1.20
            Memo:
            Implied Value of Equity of Class A Common Shares/(f)/          $  20.7       $    34.0     $  38.4   $  42.9   $  46.2
            Titan Ownership/(b)/                                              62.0%           60.3%       59.6%     59.1%     58.8%

         (a) Source: FactSet.
         (b) Includes impacts of the treasury stock method. Based on 6.196 million Class A common shares and 10.317 million Class B common shares per Poseidon management as of September 22, 2000. Based on
             1.818 million options at a weighted average exercise price of $4.04, 2.601 million options at a weighted average exercise price of $20.63 and 0.515 million options at a weighted average exercise price of $4.99 per Poseidon management as of October 20, 2000.
         (c) Source: Poseidon management as of October 12, 2000. Debt excludes
             $5.3 million intercompany payable as of September 30, 2000.
         (d) Latest twelve months for the period ended September 30, 2000.
         (e) Estimates per Poseidon management as of October 23, 2000.
         (f) Includes impacts of the treasury stock method. Based on 6.196 million Class A common shares per Poseidon management as of September 22, 2000. Based on 1.818 million options at a weighted average exercise price of $4.04, 2.601 million options at a weighted average exercise price of $20.63 and 0.515 million options at a weighted average exercise price of $4.99 per Poseidon management as of October 20, 2000.

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

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-------





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

Project                                                     TRANSACTION OVERVIEW
---------  =====================================================================
Titan
---------

           TRANSACTION PREMIUMS ANALYSIS/(a)/


                           [BAR CHART APPEARS HERE]
                     Cash per share (b)             $ 4.44
                     Current Stock Price            $ 3.28
                     5-Trading Days prior           $ 3.19
                     10-Trading Days prior          $ 3.38
                     20-Trading Days prior          $ 4.25
                     July 27, 2000 Closing Price    $ 4.69
                     Avg. Price 3 Months Prior      $ 4.88
                     Avg. Price 6 months Prior      $ 7.39
                     52-Week High                   $74.75
                     52-Week Low                    $ 3.06

            $6.375 Offer Price 94.3% Premium to Current Stock Price

           (a) Stock price data as of October 23, 2000.
           (b) Includes impacts of the treasury stock method assuming an offer price of $6.375 per share. Based on 6.196 million Class
               A shares and 10.317 million Class B shares per Poseidon management as of September 22, 2000. Based on 1.818 million options at a weighted average exercise price of $4.04, 2.601 million options at a weighted average exercise price of $20.63 and 0.515 million options at a weighted average exercise price of $4.99 per Poseidon management as of October 20, 2000.

[LOGO]                                                                         8

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Project                                                     TRANSACTION OVERVIEW
-------  =======================================================================
Titan
-------

         ANTICIPATED TIMETABLE


         ------------------------------------------------------------------------------------------------
         Next Steps and Timing
         ------------------------------------------------------------------------------------------------

                                                                                     Approximate Timing
         Event                                                                           Week(s) of
         ------------------------------------------------------------------------------------------------
         Execute Definitive Agreement and Announcement                                   October 24
         Prepare and File Schedule TO                                                Week of October 23 -
                                                                                     Week of October 30
         Commence Tender Offer                                                     November 3/ November 6
         Tender Offer Expires                                                        Week of December 4
         Closing                                                                        Mid December

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                                                                               9

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Project
-------  =======================================================================
Titan
-------






         POSEIDON OVERVIEW

[LOGO]

------------
Project                                                        POSEIDON OVERVIEW
------------   =================================================================
Titan
------------
               POSEIDON'S FINANCIAL AND MARKET STATISTICS

               Capitalization and Financial Statistics
               (US$ in millions, except per share data)

               Capitalization                                                        Financial Statistics
               -------------------------------------------------------------         -----------------------------------------------
               Shares Outstanding /(a)/                                16.6          CY99A Revenue                         $44.0

               Equity Market Capitalization                          $ 54.6          LQA Revenue /(b)/                      53.8

               Plus Debt as of September 30, 2000 /(b)/                 0.0          LTM Revenue /(b)/                      58.5

               Less Cash as of September 30, 2000 /(b)/                78.0          CY00E Revenue /(c)/                    51.7
                                                                     ------
                 Enterprise Value                                    ($23.4)         CY01E Revenue /(c)/                    28.3
                                                                     ======


               Trading Statistics and Multiples
               (US$ in millions, except per share data)

               Trading Statistics                                                 Enterprise Value as a Multiple of
               ----------------------------------------------------------         -----------------------------------------------
               Price as of 10/23/00                               $ 3.28          CY99A Rev.                               NM

               5-Trading day Average                              $ 3.16          LTM Rev.                                 NM

               10-Trading day Average                             $ 3.23          LQA Rev.                                 NM

               20-Trading day Average                             $ 3.62          CY00E Rev.                               NM

               52-week High                                       $74.75          CY01E Rev.                               NM

               52-week Low                                        $ 3.06

               (a) Includes impacts of the treasury stock method based on
                   Poseidon's stock price as of October 23, 2000. Based on 6.196 million Class A shares and 10.317 million Class B shares per Poseidon management as of September 22, 2000. Based on 1.818 million options at a weighted average exercise price of $4.04, 2.601 million options at a weighted average exercise price of $20.63 and 0.515 million options at a weighted average exercise price of $4.99 per Poseidon management as of October 20, 2000.
               (b) Source: Poseidon management as of October 12, 2000. Based on preliminary actual results for the three months ended September 30, 2000. Debt excludes intercompany payable of approximately $5.3 million.
               (c) Source: Poseidon management as of October 23, 2000.

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

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Project                                                       POSEIDON OVERVIEW
------------   =================================================================
Titan
------------







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                                                                              12

---------
Project                                                        POSEIDON OVERVIEW
---------  =====================================================================
Titan
---------

               POSEIDON STOCK PERFORMANCE LTM /(a)/

During the last twelve months, Poseidon's stock price has traded at a high of $74.75 on December 22, 1999, a low of $3.06 on October 18, 2000 and closed at $3.28 on October 23, 2000


                                    [GRAPH]

                              plot points to come

           (a) As of October 23, 2000.

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

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Project                                                        POSEIDON OVERVIEW
-------------- =================================================================
Titan
--------------

               POSEIDON STOCK PERFORMANCE  -- JULY 26, 2000/(a)/

               Since its close of $8.00 on July 26, 2000, Poseidon's stock price has traded at a high of $7.19 on September 6, 2000, a low of $3.06 on October 18, 2000 and closed at $3.28 on October 23, 2000

                                     [GRAPH APPEARS HERE]

                                      plot points to come


               (a)  As of October 23, 2000.

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                                                                              14

-------------
Project                                                        POSEIDON OVERVIEW
------------- ==================================================================
Titan
------------- POSEIDON CLOSING PRICE HISTORY SINCE JULY 26, 2000

              Poseidon Closing Price History/(a)/

                    Date            Closing Price           Date            Closing Price           Date            Closing Price
               --------------      ---------------     --------------      ---------------     --------------      ---------------
                   10/23/00           $    3.28            09/22/00           $    4.84            08/23/00           $    5.19
                   10/20/00                3.13            09/21/00                4.31            08/22/00                5.19
                   10/19/00                3.13            09/20/00                4.56            08/21/00                5.56
                   10/18/00                3.06            09/19/00                5.00            08/18/00                5.88
                   10/17/00                3.19            09/18/00                4.56            08/17/00                6.00
                   10/16/00                3.50            09/15/00                5.02            08/16/00                6.25
                   10/13/00                3.13            09/14/00                5.44            08/15/00                5.84
                   10/12/00                3.13            09/13/00                5.56            08/14/00                4.88
                   10/11/00                3.38            09/12/00                5.44            08/11/00                4.75
                   10/10/00                3.38            09/11/00                5.38            08/10/00                4.81
                   10/09/00                3.75            09/08/00                5.63            08/09/00                4.78
                   10/06/00                3.69            09/07/00                6.19            08/08/00                4.97
                   10/05/00                4.00            09/06/00                6.00            08/07/00                4.81
                   10/04/00                4.25            09/05/00                6.34            08/04/00                4.56
                   10/03/00                3.97            09/01/00                5.31            08/03/00                4.75
                   10/02/00                4.19            08/31/00                5.28            08/02/00                4.88
                   09/29/00                3.56            08/30/00                5.30            08/01/00                4.88
                   09/28/00                4.38            08/29/00                5.19            07/31/00                5.06
                   09/27/00                4.09            08/28/00                5.09            07/28/00                5.19
                   09/26/00                4.25            08/25/00                5.19            07/27/00                4.69
                   09/25/00                4.00            08/24/00                5.25            07/26/00                8.00

              (a)  Source: FactSet.

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                                                                              15

--------------
Project                                                        POSEIDON OVERVIEW
-------------- =================================================================
Titan
--------------

               POSEIDON STOCK PERFORMANCE -- SINCE IPO/(a)/

Since its IPO, Poseidon's stock price has traded at a high of $94.00 on April 13, 1999, a low of $3.06 on October 18, 2000 and closed at $3.28 on October 23, 2000

                                    [CHART]

                              plot points to come

               (a)  As of October 23, 2000.

[LOGO]

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Project                                                        POSEIDON OVERVIEW
-------------- =================================================================
Titan
--------------

               HISTORICAL TRADING ANALYSIS -- LAST THREE MONTHS/(a)/

Avg. Close:                $4.88
Avg. Volume:             178,255
Avg. $/Day:              882,579
Total Volume:         11,764,800
Shares O/S/(b)/:      16,639,717
Float/(c)/:            6,323,097
Float Turnover/(c)/:        1.86x

                       Shares Traded at Specific Prices

                                  [BAR CHART]

                          (Percent of Shares Traded)

                              plot points to come

                           Daily Closing Price Range

                  Cumulative Shares Traded at Specific Prices

                                 [BAR CHART]

                          (Percent of Shares Traded)

                              plot points to come

                           Daily Closing Price Range

     (a) Stock price data as of October 23, 2000.

     (b) Includes impacts of the treasury stock method, based on Poseidon's stock price as of October 23, 2000. Based on 6.196 million Class A shares and 10.317 million Class B shares per Poseidon management as of September 22, 2000. Based on 1.818 million options at a weighted average exercise price of $4.04, 2.601 million options at a weighted average exercise price of $20.63 and 0.515 million options at a weighted average exercise price of $4.99 per Poseidon management as of October 20, 2000.

     (c) Excludes 10.317 million Class B common shares owned by Titan as of September 22, 2000, per Poseidon management.

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                                                                              17

--------------
Project                                                        POSEIDON OVERVIEW
-------------- =================================================================
Titan
--------------

               HISTORICAL TRADING ANALYSIS -- LAST SIX MONTHS/(a)/

Avg. Close:                $7.39
Avg. Volume:             161,578
Avg. $/Day:            1,197,257
Total Volume:         20,843,600
Shares O/S/(b)/:      16,639,717
Float/(c)/:            6,323,097
Float Turnover/(c)/:        3.30x

                       Shares Traded at Specific Prices

                                  [BAR CHART]

                          (Percent of Shares Traded)

                              plot points to come

                           Daily Closing Price Range

                  Cumulative Shares Traded at Specific Prices

                                  [BAR CHART]

                          (Percent of Shares Traded)

                              plot points to come

                           Daily Closing Price Range

     (a) Stock price data as of October 23, 2000.

     (b) Includes impacts of the treasury stock method, based on Poseidon's stock price as of October 23, 2000. Based on 6.196 million Class A shares and 10.317 million Class B shares per Poseidon management as of September 22, 2000. Based on 1.818 million options at a weighted average exercise price of $4.04, 2.601 million options at a weighted average exercise price of $20.63 and 0.515 million options at a weighted average exercise price of $4.99 per Poseidon management as of October 20, 2000.

     (c) Excludes 10.317 million Class B common shares owned by Titan as of September 22, 2000, per Poseidon management.

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

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Project                                                        POSEIDON OVERVIEW
-------------- =================================================================
Titan
--------------





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

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Project                                                        POSEIDON OVERVIEW
---------   ====================================================================
Titan
---------

             HISTORICAL TRADING ANALYSIS -- LAST TWELVE MONTHS /(a)/

Avg. Close:                      $24.97
Avg. Volume:                    216,517
Avg. $/Day:                   5,438,300
Total Volume:                54,995,200
Shares O/S /(b)/:            16,639,717
Float /(c)/:                  6,323,097
Float Turnover /(c)/:             8.70x

                       Shares Traded at Specific Prices

                                  [BAR CHART]

(Percent of Shares Traded)

                             Plot points to come

                           Daily Closing Price Range

                  Cumulative Shares Traded at Specific Prices

                                  [BAR CHART]

(Percent of Shares Traded)

                             Plot points to come

                           Daily Closing Price Range

            (a) Stock price data as of October 23, 2000.
            (b) Includes impacts of the treasury stock method, based on
                Poseidon's stock price as of October 23, 2000. Based on 6.196 million Class A shares and 10.317 million Class B shares per Poseidon management as of September 22, 2000. Based on 1.818 million options at a weighted average exercise price of $4.04,
                2.601 million options at a weighted average exercise price of $20.63 and 0.515 million options at a weighted average exercise price of $4.99 per Poseidon management as of October 20, 2000.
            (c) Excludes 10.317 million Class B common shares owned by Titan as of September 22, 2000, per Poseidon management.

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

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Project                                                        POSEIDON OVERVIEW
---------   ====================================================================
Titan
---------





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

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Project                                                        POSEIDON OVERVIEW
---------   ====================================================================
Titan
---------

            POSEIDON INSTITUTIONAL OWNERSHIP ANALYSIS /(a)/

            Quarterly Institutional Ownership -- Top 25 June 30, 2000 Holders (Number of Shares Held)

            Institution                             Sep-99        Dec-99         Mar-00           Jun-00
            -----------------------------------------------------------------------------------------------
            West Highland Capital, Inc.                  -              -        500,000         1,215,500
            Janus Capital Corporation              332,500        634,550        616,285           247,485
            Principal Life Insurance Company             -              -              -           160,000
            Caxton Associates, LLC                       -              -              -           142,300
            Weiss, Peck & Greer, LLC                58,200        114,300        391,000           125,500
            Goldman Sachs & Company                 21,515        144,995         33,620           102,220
            Barclays Bank PLC                       41,924         22,149         24,213            54,364
            College Retire Equities                 24,700         20,600         19,900            19,500
            James C. Edwards & Co., Inc.                 -              -         24,350            19,350
            Vanguard Group                          28,100         29,300         31,300            15,600
            MSDW Advisors Inc.                      17,914         22,646         18,101            15,503
            Citigroup Investments Inc.               6,250          6,000         14,090            13,569
            Taunus Corporation                       6,225         26,804         44,004            12,246
            UBS Warburg LLC                              -              -              -            10,000
            Fidelity Management & Research         102,600        392,700          3,100             3,100
            World Asset Management                       -          9,100          7,000             2,600
            American General Corporation             1,700          4,850          1,700             1,700
            Teachers Advisors Inc.                   1,200            900            709             1,009
            Bank One Corporation                         -              -            340               340
            Wilshire Assoc Inc.                        100            200              -               100
            Axa Financial, Inc.                     59,000         58,195             95                95
            Norwest Bank Minnesota                      75             75              -                75
            Aim Management Group, Inc.                   -        251,100        317,100                 -
            American Century                             -        130,600              -                 -
            Amerindo Investment Advisors             2,500              -          2,500                 -
                                               ------------    -----------    -----------       -----------
            Total                                  704,503      1,869,064      2,049,407         2,162,156
                                               ============    ===========    ===========       ===========
            % of Shares Outstanding /(b)/             4.01%         10.64%         11.67%            12.31%
                                               ============    ===========    ===========       ===========

            (a) Source: CDA Spectrum as of October 13, 2000.
            (b) Includes impact of the treasury stock method assuming an offer price of $6.375 per share. Based on 6.196 million Class A common shares and 10.317 million Class B shares per Poseidon management as of September 22, 2000. Based on 1.818 million options at a weighted average exercise price of $4.04, 2.601 million options at a weighted average exercise price of $20.63 and 0.515 million options at a weighted average exercise price of $4.99 per Poseidon management as of October 20, 2000.
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

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Project                                                        POSEIDON OVERVIEW
--------  ======================================================================
Titan
--------

          POSEIDON INSTITUTIONAL OWNERSHIP ANALYSIS/(a)/

          Quarterly Institutional Ownership--Top 25 Sept. 30, 1999 Holders (Number of Shares Held)

          Institution                                                Sep-99        Dec-99        Mar-00      Jun-00
          ----------------------------------------------------------------------------------------------------------
          Westfield Capital Management                               453,200       400,790       198,940           -
          Janus Capital Corporation                                  332,500       634,550       616,285     247,485
          Fidelity Management & Research                             102,600       392,700         3,100       3,100
          Seb Asset Management America                               102,450       146,700       152,550           -
          Essex Investment Management Co.                             86,800        37,400             -           -
          Strong Capital Management, Inc.                             75,700        55,100             -           -
          Axa Financial, Inc.                                         59,000        58,195            95          95
          Weiss, Peck & Greer, LLC                                    58,200       114,300       391,000     125,500
          General American Investors                                  45,000        45,000             -           -
          Barclays Bank PLC                                           41,924        22,149        24,213      54,364
          Westway Capital LLC                                         30,000             -             -           -
          Vanguard Group                                              28,100        29,300        31,300      15,600
          College Retire Equities                                     24,700        20,600        19,900      19,500
          Goldman Sachs & Company                                     21,515       144,995        33,620     102,220
          Pequot Capital Management Inc.                              19,000             -             -           -
          MSDW Advisors                                               17,914        22,646        18,101      15,503
          Lasalle National Bank                                        8,150         7,300             -           -
          Citigroup Investments Inc.                                   6,250         6,000        14,090      13,569
          Taunus Corporation                                           6,225        26,804        44,004      12,246
          Mellon Private Asset Management                              6,100        10,900        10,700           -
          California State Teachers Retirement                         5,300         5,300         5,300           -
          Fleet Boston Corporation                                     3,000         3,000             -           -
          Smith Asset Management Group                                 2,600             -             -           -
          Amerindo Investment Advisors                                 2,500             -         2,500           -
          American General Corporation                                 1,700         4,850         1,700       1,700
                                                                  ----------    ----------    ----------    --------
          Total                                                    1,540,428     2,188,579     1,567,398     610,882
                                                                  ==========    ==========    ==========    ========
          % of Shares Outstanding/(b)/                                  8.77%        12.46%         8.93%       3.48%
                                                                  ==========    ==========    ==========    ========

               (a) Source: CDA Spectrum as of October 6, 2000.
               (b) Includes impact of the treasury stock method assuming an offer price of $6.375 per share. Based on 6.196 million Class A common shares and 10.317 million Class B shares per Poseidon management as of September 22, 2000. Based on 1.818 million options at a weighted average exercise price of $4.04, 2.601 million options at a weighted average exercise price of $20.63 and 0.515 million options at a weighted average exercise price of $4.99 per Poseidon management as of October 20, 2000

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

--------
Project                                                        POSEIDON OVERVIEW
--------       =================================================================
Titan
--------

               HISTORICAL AND PROJECTED FINANCIAL PERFORMANCE /(a)/

               Revenue Performance

FY 1997A -     [BAR CHART]
FY 2001E

               FY97A          $10.6
               FY98A          $21.7
               FY99A          $44.0
               LTM            $58.5
               FY00E          $51.7
               FY01E          $28.3

               Gross Profit

               [BAR CHART]


               FY97A          $ 7.0
               FY98A          $11.4
               FY99A          $21.6
               LTM            $26.4
               FY00E          $22.0
               FY01E          $16.0


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

--------
Project                                                        POSEIDON OVERVIEW
-------- =======================================================================
Titan
--------
                             Operating Income (b)

                                 [BAR CHART]

                        ($ in millions)
                        FY97A                  ($0.7)
                        FY98A                  ($8.7)
                        FY99A                 ($10.0)
                        LTM                   ($10.4)
                        FY00E                 ($12.1)
                        FY01E                  ($5.9)

                                Net Income (b)

                                 [BAR CHART]

                        ($ in millions)
                        FY97A                  ($1.1)
                        FY98A                  ($8.2)
                        FY99A                  ($7.1)
                        LTM                    ($5.7)
                        FY00E                  ($7.4)
                        FY01E                  ($2.9)

                        (a) Source: SEC filings and Poseidon management as of
                            October 23, 2000.
                        (b) Excludes amortization of deferred stock and stock
                            compensation expense and extraordinary items.

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                                                                              25

--------
Project                                                        POSEIDON OVERVIEW
-------- =======================================================================
Titan
--------

         POSEIDON -- ANALYSIS OF PROJECTED RESULTS

                   [BAR CHART]                                                     [BAR CHART]

         Overview of Projected Revenue                                   Overview of Projected Gross Profit

         (US$ in millions)                                               (US$ in millions)
         FY 2000E      $51.7      $56.4                                  FY 2000E      $22.0     $25.3
         FY 2001E      $28.3      $58.7                                  FY 2001E      $16.0     $30.2

                                            Poseidon/(a)/      Wall Street/(b)/
                    [BAR CHART]                                                       [BAR CHART]

         Overview of Projected Operating Income/(c)/                     Overview of Projected Net Income/(c)/

         (US$ in millions)                                               (US$ in millions)
         FY 2000E     ($12.1)    ($10.7)                                 FY 2000E       ($7.4)    ($6.0)
         FY 2001E      ($5.9)    ($10.6)                                 FY 2001E       ($2.9)    ($7.6)

                                            Poseidon/(a)/      Wall Street/(b)/

         (a) Source: Poseidon Management as of October 23, 2000.
         (b) Source: Southwest Securities equity research as of July 27, 2000.
         (c) Excludes amortization of deferred stock and stock compensation expense and extraordinary items.
[LOGO]

-------------
Project                                                        POSEIDON OVERVIEW
------------- ==================================================================
Titan
-------------

[LOGO]

-------------
Project                                                                 APPENDIX
------------- ==================================================================
Titan
-------------






              APPENDIX

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                                                                              28

--------------
Project                                                                 APPENDIX
-------------- =================================================================
Titan
--------------

POSEIDON OPERATING MODEL - MANAGEMENT

Poseidon Statement of Operations
($US in Millions, except per share data)

                                                          Historical/(a)(b)/
                                    ---------------------------------------------------------------------  ----------------------
Year Ending December 31,                1997     1998      1999      LTM/(d)/   Q1A     Q2A      Q3A/(c)/    Q4E/(e)/     2000 E
---------------------------------------------------------------------------------------------------------  ----------------------
Revenue
-------
Software & Subscriptions               $  6.5   $  12.7   $  21.1   $   27.6   $  6.9   $  7.2   $   6.9     $  5.3     $  26.3
Content & Services                        4.1       9.1      22.9       30.9      8.4      8.2       6.5        2.2        25.4
                                       ------   -------   -------   --------   ------   ------   -------     ------     -------
   Total Revenue                       $ 10.6   $  21.7   $  44.0   $   58.5   $ 15.3   $ 15.4   $  13.5     $  7.5     $  51.7

Cost of Sales
-------------
Software & Subscriptions                  1.0       3.2       5.4        5.6      1.5      1.2       1.2        1.0         4.9
Content & Services                        2.6       7.1      17.0       26.5      6.6      8.0       6.0        4.1        24.8
                                       ------   -------   -------   --------   ------   ------   -------     ------     -------
 Total Cost of Sales                      3.6      10.3      22.4       32.1      8.1      9.2       7.2        5.2        29.7
                                       ------   -------   -------   --------   ------   ------   -------     ------     -------
   Gross Profit                           7.0      11.4      21.6       26.4      7.2      6.1       6.3        2.4        22.0

Operating Expenses
------------------
Sales & Marketing                         4.8      12.2      17.8       14.1      4.2      3.2       2.0        1.5        10.9
General & Administrative                  1.8       3.7       6.6        8.9      2.8      2.0       1.8        1.5         8.1
Research & Development                    1.1       4.3       7.1       13.8      3.5      4.1       3.8        3.7        15.1
                                       ------   -------   -------   --------   ------   ------   -------     ------     -------
   Total Operating Expenses               7.7      20.1      31.6       36.8     10.5      9.3       7.6        6.7        34.1

   Operating Income                      (0.7)     (8.7)    (10.0)     (10.4)    (3.3)    (3.2)     (1.3)      (4.3)      (12.1)

Interest & Other Income, net                -       0.2       2.6        4.6      1.2      1.2       1.2        1.0         4.7
                                       ------   -------   -------   --------   ------   ------   -------     ------     -------
   Profit Before Taxes                   (0.7)     (8.6)     (7.4)      (5.8)    (2.1)    (1.9)     (0.1)      (3.3)       (7.4)

Income Taxes (Benefit)                    0.4      (0.4)     (0.3)      (0.1)       -        -         -          -           -
                                       ------   -------   -------   --------   ------   ------   -------     ------     -------
   Net Income                           ($1.1)    ($8.2)    ($7.1)     ($5.7)   ($2.1)   ($1.9)    ($0.1)     ($3.3)      ($7.4)
                                       ======   =======   =======   ========   ======   ======   =======     ======     =======

Weighted Avg. Shrs. Out.               12.800    12.861    15.292              16.669   16.823    16.714     16.798      16.751
Diluted EPS                            ($0.09)   ($0.64)   ($0.46)    ($0.34)  ($0.13)  ($0.12)   ($0.00)    ($0.20)     ($0.44)


   Total Revenue Growth                     -     105.1%    102.7%         -        -      0.4%   (12.5%)    (44.0%)       17.4%

Profitability Ratios:
--------------------
Gross Margin                             66.2%     52.5%     49.0%      45.2%    46.9%    39.9%     46.8%     31.4%        42.6%
Operating Margin                           NM        NM        NM         NM       NM       NM        NM        NM           NM
Net Margin                                 NM        NM        NM         NM       NM       NM        NM        NM           NM

Operating Costs (% of Revenue):
------------------------------
Sales & Marketing                        45.3%     56.0%     40.5%      24.1%    27.3%    20.8%     14.6%     20.1%        21.0%
General & Administrative                 16.9%     17.0%     15.0%      15.3%    18.2%    13.0%     13.7%     19.8%        15.7%
Research & Development                   10.7%     19.8%     16.1%      23.6%    23.1%    26.9%     27.9%     48.9%        29.2%
                                       ------   -------   -------   --------   ------    ------   -------    ------     -------
   Total Operating Expenses              72.8%     92.7%     71.7%      62.9%    68.6%    60.7%     56.2%     88.7%        65.9%

Poseidon Statement of Operations
($US in Millions, except per share data)

                                         Projected/(b)(c)/
                                        ------------------------------------------------
Year Ending December 31,                  Q1E        Q2E        Q3E     Q4E       2001E
----------------------------------------------------------------------------------------
Revenue
-------
Software & Subscriptions                 $  5.3    $  5.3    $  4.4   $   4.8    $  19.8
Content & Services                          1.8       2.0       2.3       2.4        8.5
                                         ------    ------    ------   -------    -------
   Total Revenue                         $  7.1    $  7.3    $  6.7   $   7.2    $  28.3

Cost of Sales
-------------
Software & Subscriptions                    1.0       0.9       0.7       0.7        3.4
Content & Services                          2.2       2.1       2.3       2.2        8.9
                                         ------    ------    ------   -------    -------
 Total Cost of Sales                        3.2       3.1       3.0       2.9       12.3
                                         ------    ------    ------   -------    -------
   Gross Profit                             3.9       4.2       3.7       4.3       16.0

Operating Expenses
------------------
Sales & Marketing                           1.6       1.8       1.9       2.0        7.3
General & Administrative                    1.1       1.0       1.0       1.1        4.2
Research & Development                      3.5       3.4       1.8       1.7       10.3
                                         ------    ------    ------   -------    -------
   Total Operating Expenses                 6.2       6.2       4.7       4.8       21.9

   Operating Income                        (2.3)     (2.0)     (1.0)     (0.6)      (5.9)

Interest & Other Income, net                0.9       0.8       0.7       0.7        3.0
                                         ------    ------    ------   -------    -------
   Profit Before Taxes                     (1.5)     (1.2)     (0.3)      0.1       (2.9)

Income Taxes (Benefit)                        -         -         -         -          -
                                         ------    ------    ------   -------    -------
   Net Income                             ($1.5)    ($1.2)    ($0.3)  $   0.1      ($2.9)
                                         ======    ======    ======   =======    =======

Weighted Avg. Shrs. Out.                 16.882    16.966    17.136    17.307     17.073
Diluted EPS                              ($0.09)   ($0.07)   ($0.02)  $  0.01     ($0.17)


   Total Revenue Growth                    (6.0%)     3.5%     (8.5%)     7.4%     (45.2%)

Profitability Ratios:
--------------------
Gross Margin                               54.4%     57.9%     54.7%     59.3%      56.6%
Operating Margin                             NM        NM        NM        NM         NM
Net Margin                                   NM     (16.1%)      NM       1.8%        NM

Operating Costs (% of Revenue):
------------------------------
Sales & Marketing                          22.6%     24.5%     28.4%     28.5%      26.0%
General & Administrative                   16.1%     14.1%     15.0%     14.8%      15.0%
Research & Development                     48.8%     45.9%     26.3%     24.1%      36.5%
                                         ------    ------     ------   -------    -------
   Total Operating Expenses                87.5%     84.6%      69.7%    67.3%      77.4%

(a) Source: SEC filings.
(b) Excludes amortization of deferred stock compensation expense.
(c) Source: Poseidon management as of October 23, 2000.
(d) Represents results for the last twelve months ended September 30, 2000.
(e) Excludes $4.4 million restructuring charge.

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                                                                              29

---------
Project                                                                 APPENDIX
--------- ======================================================================
Titan
---------

           POSEIDON OPERATING MODEL - ANALYST COVERAGE

           Poseidon Statement of Operations
           ($US in Millions, except per share data)
                                                                             Historical /(a)(b)/
                                          --------------------------------------------------------------------------------------
           Year Ending December 31,         1997          1998         1999      LTM /(d)/       Q1A          Q2A       Q3A/(e)/
           ---------------------------------------------------------------------------------------------------------------------
           Revenue
           -------
           Software & Subscriptions         $ 6.5         $12.7       $21.1        $27.6        $ 6.9        $ 7.2        $ 6.9
           Content & Services                 4.1           9.1        22.9         30.9          8.4          8.2          6.5
                                          --------      --------    --------     --------     --------     --------     --------
              Total Revenue                 $10.6         $21.7       $44.0        $58.5        $15.3        $15.4        $13.5

           Cost of Sales
           -------------
           Software & Subscriptions           1.0           3.2         5.4          5.6          1.5          1.2          1.2
           Content & Services                 2.6           7.1        17.0         26.5          6.6          8.0          6.0
                                          --------      --------    --------     --------     --------     --------     --------
            Total Cost of Sales               3.6          10.3        22.4         32.1          8.1          9.2          7.2
                                          --------      --------    --------     --------     --------     --------     --------
              Gross Profit                    7.0          11.4        21.6         26.4          7.2          6.1          6.3

           Operating Expenses
           ------------------
           Sales & Marketing                  4.8          12.2        17.8         14.1          4.2          3.2          2.0
           General & Administrative           1.8           3.7         6.6          8.9          2.8          2.0          1.8
           Research & Development             1.1           4.3         7.1         13.8          3.5          4.1          3.8
                                          --------      --------    --------     --------     --------     --------     --------
              Total Operating Expenses        7.7          20.1        31.6         36.8         10.5          9.3          7.6

              Operating Income               (0.7)         (8.7)      (10.0)       (10.4)        (3.3)        (3.2)        (1.3)

           Interest & Other Income, net         -           0.2         2.6          4.6          1.2          1.2          1.2
                                          --------      --------    --------     --------     --------     --------     --------
              Profit Before Taxes            (0.7)         (8.6)       (7.4)        (5.8)        (2.1)        (1.9)        (0.1)

           Income Taxes (Benefit)             0.4          (0.4)       (0.3)        (0.1)           -            -            -
                                          --------      --------    --------     --------     --------     --------     --------
              Net Income                    ($1.1)        ($8.2)      ($7.1)       ($5.7)       ($2.1)       ($1.9)       ($0.1)
                                          ========      ========    ========     ========     ========     ========     ========

           Weighted Avg. Shrs. Out.        12.800        12.861      15.292                    16.669       16.823       16.714
           Diluted EPS                     ($0.09)       ($0.64)     ($0.46)      ($0.34)      ($0.13)      ($0.12)      ($0.00)



              Total Revenue Growth              -         105.1%      102.7%           -            -          0.4%       (12.5%)

           Profitability Ratios:
           --------------------
           Gross Margin                      66.2%         52.5%       49.0%        45.2%        46.9%        39.9%        46.8%
           Operating Margin                    NM            NM          NM           NM           NM           NM         (9.4%)
           Net Margin                          NM            NM          NM           NM           NM           NM         (0.5%)

           Operating Costs (% of Revenue):
           -----------------------------
           Sales & Marketing                 45.3%         56.0%       40.5%        24.1%        27.3%        20.8%        14.6%
           General & Administrative          16.9%         17.0%       15.0%        15.3%        18.2%        13.0%        13.7%
           Research & Development            10.7%         19.8%       16.1%        23.6%        23.1%        26.9%        27.9%
                                          --------      --------    --------     --------     --------     --------     --------
              Total Operating Expenses       72.8%         92.7%       71.7%        62.9%        68.6%        60.7%        56.2%

           Poseidon Statement of Operations
           ($US in Millions, except per share data)
                                                                        Projected /(b)(c)/
                                          ------------------------------------------------------------------------------------------
           Year Ending December 31,             Q4E       2000E          Q1E         Q2E          Q3E           Q4E        2001E
          --------------------------------------------------------------------------------------------------------------------------
           Revenue
           -------
           Software & Subscriptions            $ 5.5       $26.5        $ 6.1        $ 6.4        $ 6.8        $ 7.2        $26.5
           Content & Services                    6.7        29.9          7.4          7.8          8.2          8.8         32.2
                                             --------    --------     --------     --------     --------     --------     --------
              Total Revenue                    $12.2       $56.4        $13.5        $14.1        $15.0        $16.0        $58.7

           Cost of Sales
           -------------
           Software & Subscriptions              1.2         5.1          1.3          1.4          1.5          1.6          5.7
           Content & Services                    5.4        26.0          5.5          5.6          5.8          6.0         22.8
                                             --------    --------     --------     --------     --------     --------     --------
            Total Cost of Sales                  6.6        31.1          6.8          7.0          7.2          7.5         28.5
                                             --------    --------     --------     --------     --------     --------     --------
              Gross Profit                       5.7        25.3          6.7          7.2          7.8          8.5         30.2

           Operating Expenses
           ------------------
           Sales & Marketing                     3.1        12.4          3.8          4.0          4.2          4.5         16.4
           General & Administrative              1.5         8.1          1.8          1.8          1.8          1.8          7.2
           Research & Development                4.0        15.4          4.0          4.2          4.3          4.6         17.1
                                             --------    --------     --------     --------     --------     --------     --------
              Total Operating Expenses           8.6        36.0          9.6          9.9         10.3         10.9         40.7

              Operating Income                  (2.9)      (10.7)        (2.9)        (2.7)        (2.6)        (2.4)       (10.6)

           Interest & Other Income, net          1.0         4.6          0.8          0.8          0.8          0.8          3.0
                                             --------    --------     --------     --------     --------     --------     --------
              Profit Before Taxes               (1.9)       (6.0)        (2.1)        (2.0)        (1.8)        (1.7)        (7.6)

           Income Taxes (Benefit)                  -           -            -            -            -            -            -
                                             --------    --------     --------     --------     --------     --------     --------
              Net Income                       ($1.9)      ($6.0)       ($2.1)       ($2.0)       ($1.8)       ($1.7)       ($7.6)
                                             ========    ========     ========     ========     ========     ========     ========

           Weighted Avg. Shrs. Out.           17.000      16.802       17.100       17.200       17.300       17.400       17.250
           Diluted EPS                        ($0.11)     ($0.36)      ($0.12)      ($0.11)      ($0.11)      ($0.10)      ($0.44)


              Total Revenue Growth              (9.0%)      28.1%        10.0%         5.0%         6.0%         7.0%         4.0%

           Profitability Ratios:
           --------------------
           Gross Margin                         46.4%       44.9%        49.7%        50.8%        51.9%        53.0%        51.4%
           Operating Margin                       NM          NM           NM           NM           NM        (15.0%)         NM
           Net Margin                             NM          NM           NM       (13.9%)       (12.1%)      (10.4%)      (12.9%)

           Operating Costs (% of Revenue):
           -----------------------------
           Sales & Marketing                    25.0%       22.0%        28.0%        28.0%        28.0%        28.0%        28.0%
           General & Administrative             12.2%       14.4%        13.0%        12.5%        12.0%        11.5%        12.2%
           Research & Development               32.7%       27.4%        30.0%        29.5%        29.0%        28.5%        29.2%
                                             --------    --------     --------     --------     --------     --------     --------
              Total Operating Expenses          69.9%       63.8%        71.0%        70.0%        69.0%        68.0%        69.4%

          (a)  Source: SEC filings.
          (b)  Excludes amortization of deferred stock compensation expense.
          (c)  Source: Southwest Securities Report as of July 27, 2000.
          (d) Represents results for the last twelve months ended September 30, 2000.
          (e)  Source: Poseidon management as of October 12, 2000.

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

-------------
Project                                                                 APPENDIX
------------- ==================================================================
Titan
-------------

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